UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

Date of Report: December 5, 2023

(Date of earliest event reported)

eGain Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-35314	77-0466366

(State or other jurisdiction	(Commission	(I.R.S. employer
of incorporation)	File Number)	Identification Number)

1252 Borregas Avenue, Sunnyvale, California 94089

(Address of principal executive offices, including zip code)

(408) 636-4500

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Stock, par value $0.001 par value	EGAN	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).  Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07. Submission of Matters to a Vote of Security Holders.

At the Annual Meeting of Stockholders of the Company held on December 5, 2023, the following proposals were submitted to the Company’s stockholders and the final voting results were as follows:

1.	The following directors were elected to serve until the 2024 annual meeting of stockholders and thereafter until their successors are elected and qualified:

			Broker
	For	Withheld	Non-Votes
Ashutosh Roy	23,213,113	982,913	3,528,774
Gunjan Sinha	16,631,011	7,444,667	3,649,122
Phiroz P. Darukhanavala	22,848,662	1,227,016	3,649,122
Brett Shockley	23,234,749	962,240	3,527,811
Christine Russell	23,061,370	1,135,619	3,527,811

2.	The amendment and restatement to the Amended and Restated 2005 Stock Incentive Plan to increase the number of shares of Common Stock reserved for issuance thereunder by 1,000,000 shares to 8,460,000 shares and to extend the term thereof through October 11, 2033 was approved.

			Broker
For	Against	Abstain	Non-Votes
22,342,259	1,637,688	217,042	3,527,811

3.	The compensation paid by us to our named executive officers was approved on a non-binding advisory basis.

			Broker
For	Against	Abstain	Non-Votes
22,229,058	1,750,039	217,892	3,527,811

4.	The appointment of BPM LLP as the Company’s Independent Registered Public Accounting Firm for the fiscal year ending June 30, 2024 was ratified.

For	Against	Abstain
27,448,718	24,480	251,602

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: December 7, 2023	eGain Corporation

	By:	/s/ Eric N. Smit
Eric N. Smit
Chief Financial Officer (Duly Authorized Officer and Principal Financial and Accounting Officer)

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